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SECURITIES AND EXCHANGE COMMISSION
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MAC-GRAY CORPORATION
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Members of the Board and senior management of Mac-Gray Corporation are making a presentation to Institutional Shareholder Services on May 9, 2013. The following slides will be used in this presentation.

Mac-Gray Corporation ISS Proxy Advisory Presentation May 9, 2013

Agenda Situation Overview Business Overview and Recent Performance Board Nominees and Executive Compensation Summary 2

Safe Harbor Statement and Non-GAAP Information This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s multi-pronged strategy, future growth, return of value to shareholders, expectations regarding equipment usage, turnover and leverage ratios and the Company’s free cash flows as well as the Company’s expected results for 2013. The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the SEC. Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this presentation. See Appendix 1 and 2 for definitions of and information regarding the non-GAAP financial measures contained in this presentation, together with a reconciliation of such non-GAAP measures to GAAP measures. The calculation of free cash flow (as adjusted) can be found on page 15 of this presentation. 3

Important Shareholder Information The Company will hold its 2013 Annual Meeting of Stockholders on May 30, 2013. On April 29, 2013, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a definitive proxy statement in connection with the Annual Meeting and the solicitation of proxies (the “2013 Proxy Statement”). The 2013 Proxy Statement contains important information about Mac-Gray, the Annual Meeting and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The 2013 Proxy Statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, Mac-Gray’s filings with the SEC, including the 2013 Proxy Statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from Mac-Gray by directing a request to the Company at 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. Such materials are also available at www.macgray.com/proxy. 4

Situation Overview Dissident’s Assertions Related to Mac-Gray’s Financial Execution Are Misleading and Poorly Informed Significant reduction in leverage has led to improved profitability and an increasing dividend Executive compensation is directly aligned with performance goals Mac-Gray’s Executive Leadership and Board Have Strengthened the Company’s Balance Sheet and Increased Dividends Over the Past Three Years, Including a Recent 45% Dividend Increase Company’s Board has Eliminated Shareholder Rights Plan; Recommended By-law Amendment to Adopt Majority Voting Standard Moab’s Co-Founder Admits He is Interested in Participating in an Acquisition of the Company and Acknowledges Potential Conflicts of Interest 5

Mac-Gray: A Leader in Laundry Facilities Management Who We Serve Multi-unit housing Apartments Public housing Condominiums Retail laundromats Academic market 95% 5% Long-Term, Multi-Year Contracts 6

We Operate in a Capital-Intensive Business with a Fairly Inelastic Cost Structure # Machines x # Cycles x Vend price ~ 50% of revenue (fixed or variable) Ranges 38 to 60% Warehousing + Delivery + Service + Collection+ Processing Ranges from 14 to 32% Average Before G&A - 28% Ranges 16 to 38% less less = 7

Higher Profitability is a Function of Building Density Through Acquisitions Acquisition of U.S. Eastern and Western operations of Web Service Company increased density in target markets Added 165 colleges and universities nationwide Increased the Company’s penetration in that market by more than 40% Acquisition of Hof Service Company expanded and increased our density in the mid-Atlantic region Acquisition of Automatic Laundry Co. increased operational efficiency in several key Western U.S. markets including Denver, Phoenix, Seattle and Dallas Allowed Mac-Gray to generate cost synergies by combining branch offices and closing redundant facilities 8

We Have Established Market Density Through Acquisitions 9

The Dissident’s Contention About Dilutive Acquisitions is Grossly Misleading EBITDA Margin 10

Our Business is Affected by a Number of Market Challenges the Dissident Fails to Mention Vacancy Rates Approximately $15 million in revenue lost per year from 2009-2011 due to the recession Multi-Housing Demographics Rising Rents High Unemployment Increasing Household Cost Burden Changes in Discretionary Spending 11

Despite a Challenging Economy, Management and the Board are Executing on a Multi-Pronged Strategy 1 Maintain the Relative Size of the Portfolio and Strategically Grow the Business While Increasing Profitability 2 Strengthen the Balance Sheet by Managing Debt and Improving Leverage Ratio – Reduced Leverage Ratio from 3.8x to 2.8x from 2008 to 2012 3 Return Value to Shareholders in the Form of Dividend Increases - Current Yield is 2.6% 12

Mac-Gray’s Leadership and Board Have Responded to These Challenges Strategically Technology Investments Designed to Increase Equipment Usage and Reduce Turnover Change Point ® payment and monitoring system and LaundryView® Card payment systems – now account for 50% of revenue Card platforms enable more manageable and incremental vend increases Intensifying Our Focus on the Most Profitable Markets Academic market now represents over 15% of total portfolio Recently completed two immediately accretive, tuck-in acquisitions Expense Reduction Initiatives New five-year credit agreement Debt management Application of advanced logistics systems to save vehicle costs 13

 Five-Year Financial Performance and 2013 Guidance 2008 2009 2010 2011 2012 2013(e)* Revenue from continuing ops $ 327,229 $ 325,924 $ 320,011 $ 322,028 $ 322,119 $330,000 % change 24.7% (0.4%) (1.8%) 0.6% 0.0% 2.5% EBITDA from continuing ops, (as adjusted) $ 69,467 $ 71,535 $ 66,214 $ 65,177 $ 63,522 $69,000 Depreciation & Amortization $ 48,775 $ 49,866 $ 46,670 $ 44,001 $ 43,013 EBIT from continuing ops, (as adjusted) $ 20,692 $ 21,669 $ 19,544 $21,176 $20,509 Interest Expense $ 21,033 $ 19,937 $ 14,882 $ 13,309 $ 9,175 Net Income (loss) from continuing ops, (as adjusted) $ 53 $ 895 $ 2,140 $ 4,190 $ 6,429 Net Income (loss) from continuing ops, (as adjusted) per share $0.00 $0.06 $0.15 $0.28 $0.43 $0.75 14 (in thousands, except per share data) *Mid-point of 2013 guidance range

Our Business Continues to Generate Significant Free Cash Flow 2008 2009 2010 2011 2012 Revenue from continuing ops $ 327,229 $ 325,924 $ 320,011 $ 322,028 $ 322,119 % change 24.7% (0.4%) (1.8%) 0.6% 0.0% EBITDA from continuing ops, (as adjusted) $ 69,467 $ 71,535 $ 66,214 $ 65,177 $ 63,522 Interest Expense $ 21,033 $ 19,937 $ 14,882 $ 13,309 $ 9,175 Income Taxes Paid $ 211 $ 227 $ 179 $141 $183 CapEx (incl. incentives and capital leases) $ 30,552 $ 24,726 $ 32,046 $ 31,544 $ 36,852 Free Cash Flow (as adjusted) $ 19,913 $ 28,989 $ 19,107 $ 20,183 $ 17,312 Free Cash Flow Per Share (as adjusted) $ 1.45 $ 2.08 $ 1.33 $ 1.35 $ 1.15 Shares, fully diluted 13,706 13,940 14,379 14,976 15,084 Dividends Paid $ 2,815 $ 3,208 $ 3,507 15 (in thousands, except per share data)

Reduced Net Debt by 60% (~$185MM) Since 2004 While Making $305MM in Acquisitions Net Debt Reduction, Excluding Borrowed Funds to Make Acquisitions (in millions) $18 $12 $8 $16 $22 $37 $38 $23 $11 Total Funded Debt at Period End (in millions) $73 $167 $177 $209 $301 $264 $226 $203 $191 16 2004 2005 2006 2007 2008 2009 2010 2011 2012 $0 $10 $20 $30 $40

Mac-Gray has Strategically Lowered Its Debt Leverage 17 Leverage is ratio of total debt to EBITDA (as defined in senior credit agreement)

The Board has Approved Dividend Increases For Three Consecutive Years The Board recently raised the quarterly dividend by 45% to $0.0875 per share, or $0.35 per share annualized 18

Comparison of 5 Year Cumulative Total Return $100 invested on $12/31/07 in stock or index, including reinvestment of dividends 19

Mac-Gray Delivered a Strong and Stable Performance in the First Quarter of 2013 Financial Highlights Generated fourth consecutive quarter of increased profitability without the benefit of meaningful revenue growth Increased operating margin to 8% of revenue from 6.8% in Q1 2012 Lowered interest expense 45% to $1.8 million from $3.3 million in Q1 2012 without the effect of derivative instruments Reduced funded debt by more than $15 million from Q1 2012 Increased capex spending to $9.7 million from $8.9 million in Q1 2012 Reduced leverage ratio to 2.8x from 3.0x in Q1 2012 Increased dividend by 45% on April 1, 2013 Channeling capital and resources into markets with highest potential to enhance long-term profitable growth 20

Executive Compensation is Aligned with Stockholders’ Interests Five Core Principles of Executive Officer Compensation Program Compensation Plan Developed with Guidance of Two Independent Consulting Firms 21

Independent Consultants Worked with Comp Committee to Create Market Model of Similar Companies Revenues below $700 million Investor-owned, free-standing businesses For-profit companies in the services industry Nationwide operations with headquarters in the U.S. Northeast Market Model Similarly Situated Companies American Biltrite Inc. Analogic Corporation Aspen Technology, Inc. CRA International, Inc. Cubist Pharmaceuticals, Inc. Dynamics Research Corporation GSI Group, Inc. Haemonetics Corporation iRobot Corporation Kadant Inc. Lionbridge Technologies, Inc. Progress Software Corporation Sapient Corporation Steinway Musical Instruments, Inc. Data Sources Economic Research Institute Towers Watson Proxy statements 22

Mac-Gray’s Board has Enhanced Company’s Governance Framework and Shareholder Value Actions to Improve Governance Framework Approved termination of Shareholder Rights Plan Recommended to shareholders an amendment to the Company’s charter that would reduce the vote required to amend the Company’s By-laws from 75% to a majority of the shares present Recent Initiatives to Enhance Shareholder Value Approved 45% increase in quarterly dividend Since 2009, Mac-Gray has reduced funded debt by approximately $109 million, while increasing net income, as adjusted, from $0.06 to $0.43 per share For full-year 2013, Mac-Gray expects to increase revenue by 2.5%, EBITDA by 12% and EPS by 75% over 2012, while improving the Company’s leverage ratio to 2.5x by year end 23

The Board is Nominating Two Highly Qualified Incumbent Candidates for Re-election Mary Ann Tocio Director since November 2006 ; member of Compensation Committee President, COO and Director of Bright Horizons Family Solutions (NYSE: BFAM) Leadership and management of a business with similar operational characteristics to Mac-Gray Vice-Chair of the board of Harvard Pilgrim Healthcare Provides gender diversity; only woman on the Board David W. Bryan Director since March 2004; Chair of Compensation Committee Extensive executive management experience for public and private companies Responsible for strategic planning and business development during 12 years at Sara Lee Corp. Leadership experience in marketing and sales, strategic planning, new business development and corporate development 24

The Nominees are Part of an Experienced, Independent, Highly Qualified and Committed Board Name Director Since Relevant Experience Bruce A. Percelay 2012 Introduced as candidate by Moab Served as chairman of The Mount Vernon Co. Operational, financial and strategic expertise Paul R. Daoust 2012 Executive management Previous CEO experience Board directorship Alastair G. Robertson 2008 Head of Motivation for Leadership Leadership and governance practices Management and strategic change consulting William F. Meagher 2007 Managing Partner, Arthur Anderson, LLC Served on boards of Dover Sadler, SkillSoft Financial accounting Thomas Bullock 2000 Former President and CEO of Ocean Spray Served as director for Zildjian Cymbals Executive leadership, sales and marketing Two Board Members Added in the Past 18 Months 25

Mac-Gray Has Been Consistently Open to Appointing Strong, Independent Directors Extended an Offer in 2011 to One of Dissident’s Two Current Nominees, James A. Hyman Mr. Hyman declined our offer for personal reasons January 2012: Elected Paul R. Daoust Recognized leader in human resources, operations and supply chain management June 2012: Elected Bruce A. Percelay Introduced as a candidate by Moab Capital Does This Sound Like a Board That’s Entrenched? 26

Moab’s Co-Founder Admits He Cannot Disclaim Potential Conflicts of Interest Facts Dissident Omits from Its Proxy Michael Rothenberg has never worked for an operating company or served on a public company board Rothenberg acknowledges in his own SEC filings that he cannot disclaim “potential conflicts of interest with respect to the Company” or “interest in seeking a transaction with the Company” Rothenberg acknowledges that Moab would be interested in participating in the acquisition of the Company if “a beneficial opportunity or invitation presented itself” 27

Mac-Gray’s Board and Management Continue to Drive Positive Change Despite persistent economic challenges, Mac-Gray and its independent board have delivered substantial value for shareholders The dissident’s assertions regarding the Company’s financial execution are misleading and poorly informed Mac-Gray’s incumbent nominees for re-election are highly qualified and deserving of ISS’s recommendation Mac-Gray’s current board has enhanced the Company’s corporate governance framework in response to shareholder input Two new board members – including a candidate introduced by Moab – have been appointed in the past 18 months Executive officer compensation is aligned with stockholders’ interests and based on specific, long-term and strategic performance goals 28

29 ($ in thousands) (1) Represents a pretax gain recognized in connection with sale of a facility. (2) Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment. (3) Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment. (4) Represents expenses related to the early extinguishment of senior notes as well as a writeoff of related deferred financing costs. (5) Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests. Appendix 1 2008 2009 2010 2011 2012 Income (loss) from continuing operations, net, as reported $ (1,166) $ 1,041 $ 2,829 $ 3,276 $ 4,310 Income (loss) from discontinued operations, including loss on disposal of discontinued operations 1,707 1,074 (250) - - Net income, as reported $ 541 $ 2,115 $ 2,579 $ 3,276 $ 4,310 Income (loss) from continuing operations before provision for income taxes, as reported $ (1,924) $ 2,319 $ 5,005 $ 5,498 $ 7,299 Gain on sale of real estate (1) - $ (403) - - - Unrealized gain (loss) related to change in fair value of non-hedged interest rate derivative instruments (2) 1,804 (893) (1,454) (664) (553) Unrealized loss (gain) related to change in fair value of fuel commodity derivative instruments (3) - - - 34 3 Loss on early extinguishment of debt (4) 207 - - 1,894 3,762 Incremental costs of proxy contests (5) - 971 235 269 377 Income from continuing operations before income tax expense, as adjusted 87 1,994 3,786 7,031 10,888 Income tax expense, as adjusted 34 1,099 1,646 2,841 4,459 Income from continuing operations, as adjusted 53 895 2,140 4,190 6,429 Income from discontinued operations 1,707 1,074 44 - - Loss from disposal of discontinued operations, net of taxes of $384 - - (294) - - Net income, as adjusted $ 1,760 $ 1,969 $ 1,890 $ 4,190 $ 6,429

Appendix 2 30 ($ in thousands) 2008 2009 2010 2011 2012 Net income (loss) $ (1,166) $ 1,041 $ 2,829 $ 3,276 $ 4,310 Provision for income taxes (758) 1,278 2,176 2,222 2,989 Cost of revenue depreciation and amortization 47,161 48,266 46,013 43,236 42,179 Operating expense depreciation 1,614 1,600 1,533 1,601 1,280 Interest expense, net 20,605 19,675 14,882 13,309 9,175 EBITDA 67,456 71,860 67,433 63,644 59,933 Gain on sale of certain assets, net — (403) — — — (Gain) loss related to derivative instruments 1,804 (893) (1,454) (630) (550) Loss on early extinguishment of debt 207 — — 1,894 3,762 Incremental costs of proxy contests — 971 235 269 377 Adjusted EBITDA $ 69,467 $ 71,535 $ 66,214 $ 65,177 $ 63,522

EBITDA EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management. Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management. In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business. In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities. Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. 31

Mac-Gray Corporation ISS Proxy Advisory Presentation May 9, 2013